Exhibit (a)(1)(E)
Offer to Purchase
All Outstanding Shares of Common Stock
of
PACIRA BIOSCIENCES, INC.
at
$36.50 per share, net in cash, pursuant to the Offer to Purchase, dated October 30, 2026 by
PEACH PURCHASER SUB INC.
a wholly owned subsidiary of
VIATRIS INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY,
EASTERN TIME, ON NOVEMBER 16, 2026 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 16, 2026), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
October 30, 2026

To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated as of October 30, 2026, (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), relating to the offer by Peach Purchaser Sub Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Viatris Inc., a Delaware corporation (“Viatris”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Pacira BioSciences, Inc., a Delaware corporation (“Pacira”), at a price of $36.50 per Share, in cash, net of applicable withholding taxes and without interest (such amount, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), on the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal.
Also enclosed is Pacira’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF PACIRA UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.
Your attention is directed to the following:
1.	The Offer Price for the Offer is $36.50 per Share, in cash, net of applicable withholding taxes and without interest.
2.	The Offer is being made for all issued and outstanding Shares.
3.
The board of directors of Pacira, among other things, has unanimously (i) determined that the Agreement and Plan of Merger, dated October 8, 2026, by and among Viatris, Purchaser and Pacira (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated thereby, including the Offer and the Merger (as defined below) (the “Transactions”), are fair to, and in the best interest of, Pacira and its stockholders, and declared it advisable for Pacira to enter into the Merger Agreement and consummate the Transactions, (ii) approved the execution, delivery and performance by Pacira of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger will be effected under Section 251(h) of the General

Corporation Law of the State of Delaware (the “DGCL”) and (iv) resolved to recommend that the stockholders of Pacira tender their Shares to Purchaser pursuant to the Offer.
4.
The Offer is being made pursuant to the Merger Agreement. The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, Purchaser will be merged with and into Pacira (the “Merger”), with Pacira continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Viatris. Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the DGCL, the Merger will become effective upon the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by Viatris, Purchaser and Pacira and specified in the certificate of merger (the “Effective Time”).

5.
At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held (i) by Pacira or any of its subsidiaries (including in Pacira’s treasury), (ii) by Viatris, Purchaser or any other direct or indirect wholly owned subsidiary of Viatris, which Shares will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor, or (iii) by Pacira stockholders who are entitled to demand appraisal rights under, and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in, Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be converted into the right to receive the Offer Price, without interest, subject to any applicable withholding taxes. As a result of the Merger, Pacira will cease to be a publicly traded company and will become a wholly owned subsidiary of Viatris.

6.
THE OFFER AND ANY WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, EASTERN TIME, ON NOVEMBER 16, 2026 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 16, 2026) (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED PURSUANT TO AND IN ACCORDANCE WITH THE MERGER AGREEMENT (IN WHICH EVENT THE “EXPIRATION DATE” WILL MEAN THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE).

7.
The Offer is conditioned on, among other things, that as of immediately prior to the expiration of the Offer, the number of Shares validly tendered (and not validly withdrawn) prior to the time that the Offer expires (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the DGCL by the “depository” (as such term is defined in Section 251(h)(6)(c) of the DGCL)) (as described in more detail in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), together with the Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the DGCL), represents at least one Share more than 50% of the then-issued and outstanding Shares. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including the expiration or termination of any applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence, since October 8, 2026, of any Material Adverse Effect (as defined in the Offer to Purchase) that is continuing as of the Offer Acceptance Time (as defined in the Offer to Purchase), and other customary conditions as described in Section 15—“Conditions to the Offer” of the Offer to Purchase.

8.	Neither the consummation of the Offer nor the Merger is subject to any financing condition.
9.	The conditions to the Offer are described in more detail in Section 15—“Conditions to the Offer” of the Offer to Purchase.
10.
Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company, LLC, the depositary and paying agent for the Offer (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. Stockholders who hold their Shares through a broker, dealer, commercial bank, trust company or other nominee should consult such institution as to whether it charges any service fees or commissions.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.
YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.
In all cases, payment for Shares validly tendered, not validly withdrawn and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares, if any, or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company pursuant to the procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when the foregoing documents with respect to Shares are actually received by the Depositary.
UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT FOR SHARES.
The Offer is not being made to holders of Shares in any jurisdiction in which the making of the Offer would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
with Respect to the
Offer to Purchase
All Outstanding Shares of Common Stock
of
PACIRA BIOSCIENCES, INC.
at
$36.50 per share, net in cash, pursuant to the Offer to Purchase, dated October 30, 2026 by
PEACH PURCHASER SUB INC.
a wholly owned subsidiary of
VIATRIS INC.
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated as of October 30, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to shares of common stock, par value $0.001 per share (the “Shares”), of Pacira BioSciences, Inc., a Delaware corporation.
This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the tender of any certificate representing Shares submitted on behalf of the undersigned to Equiniti Trust Company, LLC (the “Depositary”) will be determined by Peach Purchaser Sub Inc. (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED(1)	SIGN HERE
Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

Dated:
(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.